                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                 October 3, 2003
                                 Date of Report
                        (Date of Earliest Event Reported)

                                 TELKONET, INC.
                 (formerly known as Comstock Coal Company, Inc.)
             (Exact Name of Registrant as Specified in its Charter)

                               902-A Commerce Road
                            Annapolis, Maryland 21401
                    (Address of principal executive offices)

                                  410/897-5900
                          Registrant's telephone number

         Utah                                               87-0627421
(State of Incorporation)                       (IRS Employer Identification No.)


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ITEM 5.     Other Events

The following press release was issued to announce the recent events of the company.



--------------------------------------------------------------------------------
  TELKONET DEBT HOLDERS ELECT TO CONVERT $6.3M TO EQUITY PROVIDING ADDITIONAL
                                 $3.8M FUNDING

Annapolis, Md. - Telkonet, Inc. (OTCBB: TLKO - News), the leader in delivering high-speed Internet access over electrical wiring, today announced that certain convertible and senior note holders have elected to convert $6.3 million into equity including the exercise of $3.8 million of warrants, resulting in a cash position of $8.4 million, shareholder's equity in excess of $5.1 million and outstanding shares of 29.7 million as of June 30, 2003. The proforma balance sheet as of June 30, 2003 below illustrates the effect of the conversion of debt and exercise of warrants.

Summary Proforma Balance Sheet

                                            Unaudited       Proforma Adjustments    Proforma
                                          June 30, 2003      Debit      Credit    June 30, 2003
                                          -------------      -----      ------    -------------
Assets:
Cash                                         4,580,779     3,847,250                8,428,029
Other current assets                           525,272       525,272
                                            -------------------------------------------------
Total current assets                         5,106,051     3,847,250                8,953,301
Other assets                                   323,893                                323,893
                                            -------------------------------------------------
Total Assets                                 5,429,945     3,847,250                9,277,195
                                            =================================================

Liabilities & shareholder's equity
Current liabilities                          1,297,829       272,625           --    1,025,204
Convertible debentures - net of discounts    1,453,720     1,308,348                   145,372
Senior notes                                 5,000,000     2,011,000                 2,989,000

Shareholder's (deficiency) equity           (2,321,604)                 7,439,223    5,117,619
                                            -------------------------------------------------

Total liabilities & shareholder's equity     5,429,945     3,591,973    7,439,223    9,277,195
                                            =================================================


Telkonet's PlugPlusInternet(TM) products deliver high-speed Internet access over standard electrical wiring, eliminating the need to rewire a building and enabling users to access the Internet from virtually any electrical outlet. Ron Pickett, President of Telkonet, stated, "The election of our debt holders to convert this debt to equity along with the purchase of their warrants demonstrates the continued commitment of our funding partners and their confidence in Telkonet".

Telkonet's products provide connectivity over existing electrical wiring and do not require the costly installation of additional wiring, or major disruption of business activity. In many situations, the Telkonet system can be implemented more quickly and less expensively than adding dedicated wiring or installing a wireless system. The Telkonet PlugPlusInternet family of Internet access products offers a viable and cost-effective alternative to the challenges of hardwiring and wireless local area networks (LANs). Telkonet PlugPlusInternet products are designed for use in commercial and residential applications, including multi-dwelling units and the hospitality and government markets.

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company's ability to obtain new contracts and accurately estimate net revenues due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company's financial results, can be found in the Company's Registration Statement and in its Reports on Forms 8-K filed with the Securities and Exchange Commission
(SEC).